STOCK PURCHASE AGREEMENT

THIS AGREEMENT, made on the date last below indicated, by and between David L. Carmichael ("Carmichael") and Timothy L. Rowland ("Rowland"), hereinafter sometimes referred to as the "Sellers" and American Alliance Corporation, a Nevada corporation, hereinafter sometimes referred to as the "Buyers."

                                    RECITALS

     WHEREAS, Carmichael is the owner of 500 common shares of Rowland, Carmichael & Associates, Inc. ("RCN"), an Arizona corporation; and

     WHEREAS, Rowland is the owner of 500 common shares of RCA; and

     WHEREAS, Carmichael and Rowland desire to sell to Buyer and Buyer has agreed to purchase their shares of RCA (the "Shares"), subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants set forth herein, the parties agree as follows:

                                    ARTICLE I

                            SALE OF SHARES BY SELLERS

1.1 On the closing date the Seller will convey and transfer the stock to Broker/Dealer Market, Inc. Escrow Account.

1.1.1 Carmichael will transfer to Buyer his 500 shares of RCA which shares represent an amount of stock equal to 50% of the total outstanding stock of RCA.

1.1.2 Rowland will transfer to Buyer his 500 shares of RCA which shares represent an amount of stock equal to 50% of the total outstanding stock of RCA.


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1.2     Not included in the sale:

          1.2.1 All of RCA's cash and cash equivalents;

          1.2.2 RCA's bank accounts and deposits;

          1.2.3 RCA's portfolio of securities, if any;

          1.2.4 The deposits with the clearing broker, if any;

          1.2.5 Commissions receivable; and

          1.2.6 Any tangible assets of RCA on the closing date.

          The withdrawal of these assets shall take place simultaneously with the Buyer's infusion of requisite regulatory "net capital" as shall be appropriate.

                                   ARTICLE II

                                 PURCHASE PRICE

3.1 The Purchase Price is Twenty-nine Thousand Dollars ($29,000) which sum of Ten Thousand Dollars ($ 10,000) has been deposited with Broker/Dealer Market, Inc. Escrow Account as a good faith deposit. The balance of the Purchase Price is Nineteen Thousand Dollars ($19,000) in the form of a Cashier's Check or Bank to Bank transfer shall bedue and payable to Broker/Dealer Market, Inc. Escrow Account before the closing date.

                                   ARTICLE III

                                  CLOSING DATE

3.1 The Closing Date shall occur on or before September 8, 1998 at Broker/Dealer Market, Inc., Escrow Agent, 117 Lakeside Drive, Oldsmar, Florida 34677. The closing shall be accomplished by mail.

3.2 On the day before the 'Closing Date, the balance of the Purchase Price will be paid to Broker/Dealer Market, Inc. Escrow Account by Cashier's Check or Bank to Bank transfer. The Seller shall convey the stock of the RCA to Broker/Dealer Market, Inc. Escrow Account prior to the closing date. The stock and the net

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        purchase price will be sent Federal Express to the respective parties on the closing date.

                                   ARTICLE IV

                               BUYER'S OBLIGATION

4.1 On Closing Date, Buyer will immediately prepare and file an amended Form B/D with the Securities Exchange Commission (SEC), National Association of Securities ("NASD") and the State, indicating the change in ownership of RCA and listing the new officers and directors; including specifically appropriate disclosure of the resignation of the present licensed persons from association with RCA. Buyer shall deliver copies of forms as filed to the Sellers concurrently with their filing with NASD.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

5.1 Seller represents and warrants to Buyer the following on the date hereof, which representation shall continue to be true on the closing date:

        5.1.1 RCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all requisite corporate power and authority to own and operate its properties and to carry on business as now being conducted or as conducted in the past and is qualified to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its properties, assets or business requires such qualifications and in which the failure to so qualify could have a material adverse effect on its business.

        5.1.2 On the closing date, RCA will have absolutely no debts or liabilities of any nature or kind, and the stock will be conveyed, on the closing date, free of any claim, debt or obligation whatsoever. This representation shall survive the closing.

        5.1.3   RCA is duly licensed as a broker/dealer with:

                5.1.3.1 the Securities and Exchange Commission;

                5.1.3.2 the National Association of Securities Dealers;

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                5.1.3.3 the states of Arizona, California,  Indiana, New Mexico,
                        Nevada, Ohio, Oregon and Virginia; and

                5.1.3.4 Securities Industry Protection Corporation.

                        RCA has all permits, licenses and authorizations required by any government authority or agency for the conduct of its current business. RCA is registered and in good standing with the Securities and Exchange Commission ("SEC") as a broker-dealer pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and each jurisdiction which requires such registration or qualification in connection with its business and is a member in good standing of the National Association of Securities Dealers ("NASD"), the Securities Industry Protection Corporation ("SIPC"), and is currently fully registered to conduct business in eight (8) states, and has fully complied, to the best of Sellers' knowledge, with such regulatory bodies and any other industry, governmental or trade organization required by law for the conduct of its present business.

        5.1.4 RCA on the closing date will be operating in full compliance with laws and the rules and regulations of the regulatory agencies having jurisdiction.

        5.1.5 Shortly after the closing date, Seller will turn over to Buyer copies of all of the Company's books, records, and documents in such form and detail as may be required or suggested by any of the regulatory agencies of licensed broker/dealers.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES BY BUYER

6.1 Buyer represents and warrants to Seller the following on the date hereof, which representation shall continue to be true on the closing date.

        6.1.1 Buyer hereby acknowledges that the transfer of the stock by the Sellers to Buyer shall not convey to Buyer any interest in or right to the trailing commissions, deposits and commissions receivable. Buyer agrees to immediately, upon receipt of any monies representing the assets, to deliver to Sellers all monies or proceeds received by Buyer from such assets.

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        6.1.2   The  transfers,  assignments  and deliveries by Sellers to Buyer contemplated hereby will not violate any applicpble law, nor will they violate the provisions of or constitute a default under:

                6.1.2.1 Buyer's  articles  of  incorporation,  by-laws  or other corporate documents;

                6.1.2.2 any judgment, order, decree,  injunction,  regulation or ruling of any court or governmental authority t o which Buyer or its shareholders are subject; or

                6.1.2.3 any contract,  agreement or instrument to which Buyer is a party or by which it is bound.

        6.1.3 No authorizations, consent or other approval of any third party which has not been obtained in writing and delivered to Sellers prior to or at the Close of Escrow is or will be necessary to be obtained by Buyer for the valid execution, delivery or performance by Buyer of the terms of this Agreement.

        6.1.4 Buyer has been afforded the full right and opportunity to inspect all corporate records, files and documents of RCA and investigate all permits and licenses and records to Buyer's satisfaction.

        6.1.5 No representation or warranty made by Buyer herein contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement of fact contained herein not misleading. No statement contained in any certificate, schedule or other instrument furnished or to be furnished by Buyer to Seller pursuant hereto or in connection with the transaction contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make such statement not misleading or necessary to provide Sellers with proper information as to Buyer and its affairs.

        6.1.6 The representations and warranties made by Buyer shall survive the Close of Escrow and the delivery of the stocks.

        6.1.7 Buyer will change the name of the firm prior to conducting any securities business. No securities business will be conducted under the name of Rowland Carmichael & Associates, Inc. after the closing date.


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                                   ARTICLE VII

                                 INDEMNIFICATION

 7.1 The Seller shall indemnify and hold harmless the Buyer with respect to all matters, which pursuant to the express terms of this Agreement above shall survive the Closing. This indemnlification shall include any claim, debt, or liability whatsoever, asserted against the stock which arose prior to the Closing, and shall include the Buyer's costs and fees of an attorney mutually agreed upon by Buyer and Seller.

 7.2 The Buyer shall indemnify and hold harmless the Seller with respect to all claims, losses, actions, and/or expenses arising by reason of the Buyer's operations of RCA and/or the Buyer's misrepresentation and/or breach of the terms of this Agreement, and shall include the Sellers' costs and attorney's fees in defending any such claim.

                                  ARTICLE VIII

                                     NOTICES

8.1 This Agreement shall be enforced and interpreted in accordance with the terms of the State of Arizona law and in the courts of the State of Arizona, which shall have sole jurisdiction thereover. Personal service, in any.proceeding, shall be made and accepted in the manner for giving of notice as below stated.

8.2 Any notice, tender, delivery, or other communication pursuant to this Agreement shall be in writing and shall be deemed to be properly given if delivered, mailed, sent overnight delivery service or sent by wire or other telegraphic or facsimile transmission in the manner provided in this section to the following persons:

         To Buyer:         Harmel S. Rayat
                           American Alliance Corporation
                           6201 Fairview Road, Suite 200
                           Charlotte, NC 28210

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         Copy to:          Gary Blume, Esquire
                           11801 N. Tatum Blvd., Suite 108
                           Phoenix, AZ 85028-1612
                           Phone: (602) 494-7976
                           Facsimile: (602) 494-7313

         To Sellers:       David L. Carmichael
                           2809 E. Camelback Road, Suite 300
                           Phoenix, AZ 85016
                           Phone: (602) 955-1540
                           Facsimile: (602) 955-3088

                           Timothy L. Rowland
                           2809 E. Camelback Road, Suite 300
                           Phoenix, AZ 85016
                           Phone: (602) 955-1540
                           Facsimile: (602) 955-3088

         Copy to:         Hal W. Mack, P.C.
                          616 E. Southern Avenue, #103
                          Mesa, AZ 85204
                          Phone: (602) 610-1171
                          Facsimile: (602) 461-9808

8.3 Either party may change that party's address for these purposes by giving written notice of the change to the other party in the manner provided in this section. If sent by mail, any notice, delivery, or other communication shall be effective or deemed to have been given two
         (2) business days after it has been deposited in the United States Mail, duly registered or certified, with postage prepaid, and addressed as set forth above or one (1) business day after deposit before the daily deadline time with a reputable overnight courier or service. If sent by wire or other form of telegraphic communication, including facsimile transmission, or if delivered by courier or personal service, any notice, delivery, or other communication shall be effective or deemed to have been given upon receipt, provided a hard copy of such transmission shall be thereafter delivered by certified mail, hand delivery or overnight delivery service.




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IN WITNESS WHEREOF,  the parties have executed this Stock Purchase  Agreement as of the date last written below.

SELLERS:

ROWLAND, CARMICHAEL & ASSOCIATES, INC.

/s/ David L. Carmichael, President                      8/3/98
----------------------------------                      ------
David L. Carmichael, President                          Date

/s/ Timothy L. Rowland                                  8/3/98
----------------------------                            ------
Timothy L. Rowland, Chairman                            Date


BUYER:

AMERICAN ALLIANCE CORPORATION

/s/ Harmel S. Rayat                                     8/7/98
------------------------------                          ------
By:  Harmel S. Rayat, Chairman                          Date

Agreed and Accepted as of this ___ day of _________________, 1998.

BROKER/DEALER MARKET, INC.

/s/ John McGrath                                        8/12/98
---------------------------------                       -------
By:  John McGrath, Escrow Officer                       Date
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